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                                                                     EXHIBIT 5.1

                [Letterhead of Wilson Sonsini Goodrich & Rosati]

                                          November 8, 1999

Informix Corporation
4100 Bohannon Drive
Menlo Park, California 94025

    RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about November 9, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 9,582,947 shares of your Common Stock (the "Shares"), all of which are authorized and have been previously issued to the selling stockholders named therein in connection with the acquisition by Informix Corporation of Cloudscape, Inc. The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation
                                          /s/ WILSON SONSINI GOODRICH & ROSATI